EXHIBIT 99.1

Getaround Reports Strong 3Q 2023 Results with 42% Year-Over-Year Growth in Revenue

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Delivered Total Revenues of $23.8 million, increasing 42% year-over-year, and reflecting an annualized run-rate of over $95 million
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Gross Booking Value of $69 million, reflecting an annualized run-rate of $276 million
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GAAP Net Loss of $27.3 million, a 16% improvement from the same period last year
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Adjusted EBITDA loss of $11.3 million, a 43% improvement from the same period last year
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Gross Margin from Service Revenue remained at 87%, up 27 basis points year-over-year
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Trip Contribution Margin increased to 52%, up 640 basis points year-over-year

SAN FRANCISCO, December 14, 2023 – Getaround (NYSE: GETR), the world's first connected carsharing marketplace, today announced financial results for the period ended September 30, 2023.

“Getaround is now the leader in gig car sharing. We believe our performance in the third quarter marked an inflection point in our growth as a company, with a significant increase in total revenues over 2022, achieving an annualized revenue run-rate of $95 million,” said Sam Zaid, CEO and Founder of Getaround. “We’ve greatly improved our unit economics as we’ve cycled through a few quarters of our TrustScore A.I. and made significant progress reducing our cost structure. We remain hyper-focused on delivering profitable growth, expanding our margins, narrowing our losses, and achieving our profitability goals, which we expect will drive value for our shareholders.”

2023 Business Highlights

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Announced restructuring plan in February to reduce costs by $25 million-$30 million annually, streamlining operations and increasing efficiency
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Acquired highly synergistic HyreCar assets in May, which we believe will accelerate our path to profitability
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Launched TrustScore A.I., which is expected to enhance our gross margin and carsharing marketplace safety
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Formed a strategic alliance with TransUnion, which is expected to enhance risk management capabilities and Getaround marketplace economics

Full Year 2023 Outlook

For the fiscal year ending December 31, 2023, the Company expects:

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Gross Booking Value to be in the range of $200 million to $205 million
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Adjusted EBITDA loss to be in the range of $68 million to $70 million

The Company estimates that 2023 full year operating expenses include approximately $22 million of costs that are not expected to recur in 2024. These costs include heightened professional fees and capital markets expenses following our business combination at the end of 2022, together with the full benefit of restructuring initiatives that were completed throughout the year.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

EXHIBIT 99.1

Adjusted EBITDA is a non-GAAP financial measure and excludes estimates for, among other things, stock-based compensation expense, depreciation and amortization expense, contingent compensation expense, and certain expenses determined to be incurred outside of the regular course of business. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP Net Loss and is not able to present the various reconciling cash and non-cash items between GAAP Net Loss and non-GAAP Adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during 2023 will have a significant impact on the Company’s future GAAP financial results.

Conference Call Details

Getaround will host a conference call with analysts to discuss its third quarter 2023 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Investors page of Getaround’s website. To listen to the conference call via telephone, please call 1-877-704-4453 (domestic) or 1-201-389-0920 (international).

A replay of the conference call will be available starting at 9:00 p.m. Eastern time on December 14, 2023, until 11:59 p.m. Eastern time on December 27, 2023, on the Investors page of Getaround's website, or by calling 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Access ID: 13743068.

About Getaround

Offering a 100% digital experience, Getaround (NYSE: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s mission is to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Full Year 2023 Outlook” and the statements contained in the quotations of our Chief Executive Officer with respect to expectations regarding the Company’s unit economics and profitable growth may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, including the dilutive effect of future financings, which may cause the actual results, performance or achievements to differ materially from anticipated future results.

EXHIBIT 99.1

These risks and uncertainties include those described in our filings which we make with the SEC from time to time, including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022. We have not filed our Form 10-Q for the quarters ended March 31, June 30, and September 30, 2023. As a result, all financial results described in this press release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-Qs. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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Contact:

Investors
investors@getaround.com

Media
press@getaround.com

EXHIBIT 99.1

Consolidated Balance Sheets

(preliminary and unaudited)

(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$22,164	$64,294
Restricted cash	3,600	3,600
Accounts receivable, net	717	533
Prepaid expenses and other current assets	7,598	6,084
Total Current Assets	$34,079	$74,511
Property and equipment, net	9,352	10,451
Operating lease right-of-use assets, net	12,414	13,284
Goodwill	91,879	92,728
Intangible assets, net	15,552	11,028
Deferred tax assets	—	46
Other assets	3,938	3,371
Total Assets	$167,214	$205,419
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$12,548	$3,652
Accrued host payments and insurance fees	15,262	11,780
Operating lease liabilities, current	2,173	1,923
Notes payable, current	15,860	1,211
Warrant commitment liability	—	320
Other accrued liabilities	39,167	37,360
Deferred revenue	1,003	698
Total Current Liabilities	$86,013	$56,944
Notes payable	2,314	3,198
Convertible notes payable ($48,880 and $56,743 measured at fair value, respectively)	48,979	56,842
Operating lease liabilities (net of current portion)	16,030	17,715
Deferred tax liabilities	311	973
Warrant liability	78	247
Total Liabilities	$153,725	$135,919
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 92,941,175 and 92,085,974 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	$9	$9
Additional paid-in capital	856,539	845,888
Stockholder notes	(8,284)	(8,284)
Accumulated deficit	(842,423)	(762,009)
Accumulated other comprehensive loss	7,648	(6,104)
Total Stockholders’ Equity	$13,489	$69,500
Total Liabilities and Stockholders’ Equity	$167,214	$205,419

EXHIBIT 99.1

Consolidated Statements of Operations and Comprehensive Loss

(preliminary and unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Service revenue	$23,387	$16,355	$52,810	$43,967
Lease revenue	412	383	1,129	1,058
Total Revenues	$23,799	$16,738	$53,939	$45,025

Costs and Expenses
Cost of revenue (exclusive of items shown separately below):
Service	$1,920	$1,439	$4,995	$3,754
Lease	32	33	107	90
Sales and marketing	4,118	6,577	15,486	22,736
Operations and support	16,874	14,455	45,000	39,596
Technology and product development	4,156	4,665	12,286	13,374
General and administrative	11,662	11,080	40,224	38,665
Depreciation and amortization	4,135	2,322	9,914	7,670
Total Operating Expenses	$42,897	$40,571	$128,012	$125,885
Loss from Operations	$(19,098)	$(23,833)	$(74,073)	$(80,860)
Other Income (Expense)
Convertible promissory note fair value adjustment	(8,441)	2,140	(7,765)	3,896
Note payable fair value adjustment	(245)	—	(245)	—
Warrant fair value adjustment	36	(8,804)	209	(17,521)
Interest income (expense), net	222	(2,660)	506	(7,903)
Other income (expense), net	(64)	572	331	1,258
Total Other Income (Expense)	$(8,492)	$(8,752)	$(6,964)	$(20,270)
Loss, before Benefit for Income Taxes	$(27,590)	$(32,585)	$(81,037)	$(101,130)
Income Tax Benefit	(244)	(166)	(623)	(547)
Net Loss	$(27,346)	$(32,419)	$(80,414)	$(100,583)
Change in fair value of the convertible instrument liability	15,628	—	15,628	—
Foreign Currency Translation Loss	(2,111)	(8,047)	(1,876)	(19,553)
Comprehensive Loss	$(13,829)	$(40,466)	$(66,662)	$(120,136)

Net Loss Per Share Attributable to Stockholders:
Basic	(0.29)	(1.38)	(0.87)	(4.41)
Diluted	(0.29)	(1.38)	(0.87)	(4.41)
Weighted average shares outstanding (Basic and Diluted)	93,205	23,503	92,708	22,792

EXHIBIT 99.1

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release contains certain non-GAAP financial measures, including Net Marketplace Value, Trip Contribution Profit, Trip Contribution Margin and Adjusted EBITDA. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

Our non-GAAP Financial measures are described as follows:

Net Marketplace Value. Net Marketplace Value (NMV) represents the dollar value of all transactions on our platform contributing to service revenue during a period, charged to both guests and hosts, net of cancellations, hosts’ earnings, incentives, and pass-throughs.

Trip Contribution Profit and Trip Contribution Margin. Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented.

Adjusted EBITDA. We define Adjusted EBITDA as net income adjusted for: (i) fair value adjustment of instruments carried at fair value; (ii) interest income (expense) and other income (expense); (iii) income tax provision; (iv) depreciation and amortization; (v) stock-based compensation expense; (vi) contingent compensation; and (vii) certain expenses determined to be incurred outside of the regular course of business which includes: certain legal settlements and business combination-related legal fees, and investments in preparation of going public, initial implementation projects and transaction costs associated with proposed business combinations that are not subject to deferral.

The following tables present reconciliations of the non-GAAP financial measures used in this press release from the most comparable GAAP measures for the periods presented:

EXHIBIT 99.1

Net Marketplace Value

	Three Months Ended September 30,
(In thousands, preliminary and unaudited)	2023	2022
Service Revenues	$23,387	$16,355
Plus: EU insurance share	7,367	6,387
Net Marketplace Value	$30,754	$22,742

Trip Contribution Margin

	Three Months Ended September 30,
(In thousands, except percentages, preliminary and unaudited)	2023	2022
Service revenue	$23,387	$16,355
Less: Cost of Service revenue, net of amortization and depreciation	(1,920)	(1,439)
Less: Cost of Service revenue, amortization and depreciation	(1,045)	(678)

Gross profit from Service revenue	$20,422	$14,238
Gross margin from Service revenue	87%	87%

	Three Months Ended September 30,
(In thousands, except percentages, preliminary and unaudited)	2023	2022
Gross profit from Service revenue	$20,422	$14,238
Gross margin from Service revenue	87%	87%

Plus: Cost of Service revenue, amortization and depreciation	1,045	678
Less: Trip support costs	(9,397)	(7,522)

Trip Contribution Profit	12,070	7,394
Trip Contribution Margin	52%	45%

Adjusted EBITDA

	Three Months Ended September 30,
(In thousands, preliminary and unaudited)	2023	2022
Net Loss	$(27,346)	$(32,419)
Plus: warrant liability, convertible promissory note and securities fair value adjustment	8,650	6,664
Plus: interest and other income (expense), net	(158)	2,088
Minus: income tax provision	(244)	(166)
Plus: depreciation and amortization	4,135	2,322
Plus: stock-based compensation	3,548	1,275
Plus: expense not incurred in the regular course of business	138	391
Adjusted EBITDA	(11,277)	(19,845)